                                                                   EXHIBIT 99.4

                        DSC COMMUNICATIONS CORPORATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined statements of operations combine DSC Communications Corporation's ("DSC") historical consolidated results of operations and Celcore, Inc.'s ("CELCORE") historical results of operations for the nine-month period ended September 30, 1997 and for the year ended December 31, 1996, giving effect to the acquisition as if it had occurred January 1, 1996. The unaudited pro forma combined balance sheet combines DSC's historical consolidated balance sheet as of September 30, 1997 with CELCORE's historical balance sheet as of September 30, 1997, giving effect to the acquisition as if it had occurred on September 30, 1997. Of the estimated total purchase price of approximately $167 million, approximately $135 million represented the value of in-process research and development. The excess of the purchase price of CELCORE (exclusive of the amount allocated to in-process research and development) over the net identifiable tangible and intangible assets and liabilities of CELCORE is reported as Acquired Technology and Costs in Excess of Net Assets of Businesses Acquired, Net. The carrying values of CELCORE's net assets are assumed to equal their fair values for purposes of these unaudited pro forma financial statements, unless indicated otherwise in the Notes to Unaudited Pro Forma Combined Financial Statements. These values are subject to revision. However, management believes that any resulting adjustments from purchase price allocation will not have a material effect on the financial position or results of operations.

     The historical financial information of DSC has been derived from the unaudited consolidated financial statements for the nine-month period ended September 30, 1997 and the audited consolidated financial statements for the year ended December 31, 1996 and should be read in conjunction with such financial information and the notes thereto. The historical financial information of CELCORE has been derived from the unaudited financial statements for the nine-month period ended September 30, 1997 and the audited financial statements for the year ended December 31, 1996 and should be read in conjunction with such financial information and the notes thereto.

     The Unaudited Pro Forma Combined Statements of Operations and
Unaudited Pro Forma Combined Balance Sheet were prepared based upon the purchase method of accounting. The unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments represent DSC's preliminary determination of the necessary adjustments and are based upon certain assumptions DSC considers reasonable under the circumstances. Final amounts may differ from those set forth in the unaudited pro forma combined financial statements.

     The unaudited pro forma financial information presented herein may not be indicative of the results of operations as they would have been if DSC and CELCORE had been a single entity during 1996 and the nine months ended September 30, 1997, nor is it necessarily indicative of the results of operations which may occur in the future. Anticipated efficiencies from the consolidation of DSC and CELCORE are not fully determinable and have been excluded from the amounts included in the pro forma amounts presented herein.


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                         DSC COMMUNICATIONS CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                                             ----------------------------------------------------
                                                DSC        CELCORE     ADJUSTMENTS      COMBINED
                                             ----------   ----------   -----------     ----------
Revenue....................................  $1,130,374   $    9,485   $       --      $1,139,859
Cost of revenue............................     661,417        5,719           --         667,136
                                             ----------   ----------   ----------      ----------
  Gross profit.............................     468,957        3,766           --         472,723
                                             ----------   ----------   ----------      ----------

Operating costs and expenses:
  Research and product development.........     181,852        6,932           --         188,784
  Selling, general and administrative......     172,585        9,187           --         181,772
  Other operating costs....................       7,709           --        2,558(e)       10,267
                                             ----------   ----------   ----------      ----------
     Total operating costs and expenses....     362,146       16,119        2,558         380,823
                                             ----------   ----------   ----------      ----------

  Operating income (loss)..................     106,811      (12,353)      (2,558)         91,900

Interest income............................      16,840          249       (5,985)(f)      11,104
Interest expense...........................     (19,334)        (173)          --         (19,507)
Other income (expense), net................      34,014         (101)          --          33,913
                                             ----------   ----------   ----------      ----------
     Income (loss) before income taxes.....     138,331      (12,378)      (8,543)        117,410
Income tax expense (benefit)...............      51,898           --       (2,214)(g)      49,684
                                             ----------   ----------   ----------      ----------
     Net income (loss).....................  $   86,433   $  (12,378)  $   (6,329)     $   67,726
                                             ==========   ==========   ==========      ==========
     Income (loss) per share...............  $     0.73   $    (2.26)                  $     0.57
                                             ==========   ==========                   ==========

Average shares used in per share
  computation..............................     119,169        5,533                      119,859

See the accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                         DSC COMMUNICATIONS CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
                                             ----------------------------------------------------
                                                DSC        CELCORE     ADJUSTMENTS      COMBINED
                                             ----------   ----------   -----------     ----------
Revenue....................................  $1,380,891   $    3,680   $       --      $1,384,571
Cost of revenue:
  Special charges related to inventories
     and associated assets.................      82,500           --           --          82,500
  Other....................................     843,247        1,351           --         844,598
                                             ----------   ----------   ----------      ----------
     Total cost of revenue ................     925,747        1,351           --         927,098
                                             ----------   ----------   ----------      ----------
  Gross profit.............................     455,144        2,329           --         457,473
                                             ----------   ----------   ----------      ----------

Operating costs and expenses:
  Research and product development.........     210,091        6,700           --         216,791
  Selling, general and administrative......     233,576       10,768           --         244,344
  Special charges for excess facilities and
     equipment.............................      13,500           --           --          13,500
  Other operating costs....................      10,020           --        3,411(e)       13,431
                                             ----------   ----------   ----------      ----------
     Total operating costs and expenses....     467,187       17,468        3,411         488,066
                                             ----------   ----------   ----------      ----------

  Operating loss...........................     (12,043)     (15,139)      (3,411)        (30,593)

Interest income............................      24,146          605       (7,980)(f)      16,771
Interest expense...........................     (26,355)         (71)          --         (26,426)
Other income (expense), net................       2,066          (26)          --           2,040
                                             ----------   ----------   ----------      ----------
     Loss before income taxes..............     (12,186)     (14,631)     (11,391)        (38,208)
Income tax benefit.........................      (4,631)          --       (3,032)(g)      (7,663)
                                             ----------   ----------   ----------      ----------
     Net loss..............................  $   (7,555)  $  (14,631)  $   (8,359)     $  (30,545)
                                             ==========   ==========   ==========      ==========
     Loss per share........................  $    (0.06)  $    (2.69)                  $    (0.26)
                                             ==========   ==========                   ==========

Average shares used in per share
  computation..............................     116,514        5,502                      116,658

See the accompanying Notes to Unaudited Pro Forma Combined Financial Statements.


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                         DSC COMMUNICATIONS CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                 SEPTEMBER 30, 1997 (UNAUDITED)
                                                      ----------------------------------------------------
                                                         DSC        CELCORE     ADJUSTMENTS      COMBINED
                                                      ----------   ----------   -----------     ----------
                       ASSETS
CURRENT ASSETS
  Cash and cash equivalents.........................  $  409,341   $      619   $ (145,096)(a)  $  262,028
                                                                                    (2,836)(c)
  Marketable securities.............................     268,768           --           --         268,768
  Receivables.......................................     406,174        4,769           --         410,943
  Inventories.......................................     370,338        5,629           --         375,967
  Deferred income taxes.............................      60,429           --           --          60,429
  Other ............................................      72,911          818           --          73,729
                                                      ----------   ----------   ----------      ----------

          Total current assets......................   1,587,961       11,835     (147,932)      1,451,864
                                                      ----------   ----------   ----------      ----------

PROPERTY AND EQUIPMENT, NET.........................     443,664        5,017           --         448,681
LONG-TERM RECEIVABLES...............................      46,321          639           --          46,960
CAPITALIZED SOFTWARE DEVELOPMENT COSTS..............      66,900           --           --          66,900
COST IN EXCESS OF NET ASSETS OF BUSINESSES ACQUIRED,
  NET...............................................     141,906           --       16,530(b)      158,436
OTHER ..............................................     119,404          481       12,200(b)      132,085
                                                      ----------   ----------   ----------      ----------

          Total assets..............................  $2,406,156   $   17,972   $ (119,202)     $2,304,926
                                                      ==========   ==========   ==========      ==========

   LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Short-term debt...................................  $      126   $      450   $     (450)(c)  $      126
  Accounts payable..................................     116,911        4,841           --         121,752
  Accrued liabilities...............................     264,449        3,058       21,071 (i)     288,578
  Income taxes payable..............................      30,558           --           --          30,558
  Current portion of long-term debt.................      32,497        2,386       (2,386)(c)      32,497
                                                      ----------   ----------   ----------      ----------
          Total current liabilities.................     444,541       10,735       18,235         473,511
                                                      ----------   ----------   ----------      ----------

LONG-TERM DEBT......................................     632,825           --           --         632,825
NONCURRENT INCOME TAXES AND OTHER LIABILITIES.......      84,528           --           --          84,528

REDEEMABLE PREFERRED STOCK..........................          --       39,439      (39,439)(d)          --

SHAREHOLDERS' EQUITY (DEFICIT)
  Preferred stock...................................          --          450         (450)(d)          --
  Common stock......................................       1,229          559         (559)(d)       1,229
  Additional capital................................     748,330           --        4,800 (h)     753,130
  Unrealized gains on securities, net of income
     taxes..........................................         265           --           --             265
  Accumulated translation adjustment................         930           --           --             930
  Retained earnings (deficit).......................     536,619      (33,211)    (101,789)(d)     401,619
                                                      ----------   ----------   ----------      ----------
                                                       1,287,373      (32,202)     (97,998)      1,157,173

Treasury stock......................................     (43,111)          --           --         (43,111)
                                                      ----------   ----------   ----------      ----------

          Total shareholders' equity (deficit)......   1,244,262      (32,202)     (97,998)      1,114,062
                                                      ----------   ----------   ----------      ----------

          Total liabilities and shareholders'
            equity (deficit)........................  $2,406,156   $   17,972   $ (119,202)     $2,304,926
                                                      ==========   ==========   ==========      ==========

See the accompanying Notes to Unaudited Pro Forma Combined Financial Statements.


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                         DSC COMMUNICATIONS CORPORATION
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

     The unaudited pro forma combined statements of operations for all periods presented and the pro forma combined balance sheet at September 30, 1997 of DSC and CELCORE have been prepared based upon the purchase method of accounting.

NOTE 2: PURCHASE PRICE OF CELCORE

The estimated purchase price of the acquisition is approximately $167 million, including transaction costs and other acquisition related costs of approximately $6.6 million. The preliminary purchase price includes the cash consideration paid of approximately $145.1 million and the valuation of the CELCORE options assumed by DSC and the promissory notes issued to certain individuals of $15.7 million.

NOTE 3: PRO FORMA ADJUSTMENTS

     Adjustments included in the unaudited pro forma combined financial statements are as follows:

     (a) Record the acquisition of CELCORE using $145.1 million in existing cash.

     (b) Reflects the remaining excess of the purchase price of CELCORE over its net book value. See Note 4.

     (c) CELCORE and a subsidiary of DSC entered into a revolving credit agreement under which CELCORE can borrow up to $10 million for working capital purposes. For purposes of calculating the pro forma adjustments, all of CELCORE's short-term borrowings were eliminated with a corresponding reduction in cash and cash equivalents. The impact on net financing costs was minimal.

     (d) Reflects the elimination of CELCORE capital stock and accumulated deficit. Also reflects the write-off of in-process research and development, as discussed in Note 4. This charge has been excluded from the unaudited pro forma statements of operations as it was considered a non-recurring charge.

     (e) Reflects amortization expense for Acquired Technology and Costs in Excess of Net Assets of Businesses Acquired, Net. The estimated useful lives average eight years.

     (f) Record a reduction to interest income to reflect the cash funding of the acquisition. This was calculated based on DSC's average rate of earnings for each respective period.

     (g) Record the estimated income tax effect of the pro forma adjustments related to a reduction in interest income. No tax benefit was recognized for the amortization of Costs in Excess of Net Assets of Businesses Acquired, Net.

     (h) Reflects the vested portion of the CELCORE options assumed by DSC.

     (i) Reflects the unvested portion of the CELCORE options assumed by DSC as well as the promissory notes issued to certain individuals which are payable in DSC common stock. Also includes the estimated transaction costs related to the acquisition.

NOTE 4: IN-PROCESS RESEARCH AND DEVELOPMENT

          A preliminary estimate of the intangible assets acquired aggregated approximately $163.7 million. DSC received a preliminary appraisal of the intangible assets which indicates that approximately $135 million of the acquired intangible assets consists of in-process research and development. Because there can be no assurance that DSC will be able to successfully complete the development and integration of CELCORE's products or that the acquired technology has any alternative future use, the acquired in-process research and development was charged to expense by DSC in the fourth quarter of 1997 when the acquisition was consummated. The remaining intangible assets of $28.7 million were assigned to Acquired Technology and Costs in Excess of Net Assets of Businesses Acquired, Net and will be amortized on a straight-line basis over their estimated useful lives. Management believes that the unamortized balance is recoverable through future operating results. These estimates could change as the estimates of the fair value of assets acquired and liabilities assumed are finalized and the appraisal of in-process research and development is completed.

NOTE 5: PRO FORMA NET INCOME (LOSS) PER SHARE

     The pro forma combined net income (loss) per share is based on the combined weighted average number of common and dilutive equivalent shares outstanding of DSC and shares issued and dilutive equivalent shares assumed in connection with the acquisition. Common equivalent shares are excluded from the computation when the effect is antidilutive.